EXHIBIT 21.1
FIRST INDUSTRIAL REALTY TRUST, INC.
SUBSIDIARIES OF THE REGISTRANT

State of
Incorporation
Name	Formation	Registered Names in Foreign Jurisdictions
First Industrial, L.P.	Delaware	First Industrial (Alabama), Limited Partnership
First Industrial (Michigan), Limited Partnership
First Industrial (Minnesota), Limited Partnership
First Industrial (Tennessee), L.P.
First Industrial Limited Partnership
First Industrial Finance Corporation	Maryland	N/A
First Industrial Financing Partnership, L.P.	Delaware	First Industrial Financing Partnership, Limited Partnership
First Industrial Financing Partnership, (Alabama), Limited Partnership
First Industrial Financing Partnership, (Minnesota), Limited Partnership
First Industrial Financing Partnership, (Wisconsin), Limited Partnership
First Industrial Pennsylvania Corporation	Maryland	N/A
First Industrial Pennsylvania, L.P.	Delaware	N/A
First Industrial Harrisburg, Corporation	Maryland	N/A
First Industrial Harrisburg, L.P.	Delaware	N/A
First Industrial Securities Corporation	Maryland	N/A
First Industrial Securities, L.P.	Delaware	First Industrial Securities, Limited Partnership
First Industrial Mortgage Corporation	Maryland	N/A
First Industrial Mortgage Partnership, L.P.	Delaware	First Industrial MP, L.P.
First Industrial Indianapolis Corporation	Maryland	N/A
First Industrial Indianapolis, L.P.	Delaware	N/A
FI Development Services Corporation	Maryland	N/A
FI Development Services, L.P.	Delaware	FIDS (Arizona) L.P.
FI Development Services, Limited Partnership
FI Development Services of Delaware, L.P.
FI Development Services Group, L.P.	Delaware	N/A
First Industrial Investment, Inc.	Delaware	N/A
FR Bucks Property Holding, L.P.	Delaware	N/A
FR Net Lease Co-Investment Manager	Delaware	N/A
First Industrial Texas, L.P.	Delaware	N/A
FR Summit, LLC	Virginia	N/A
FR Metropolitan Select Property Holding, LP	Delaware	N/A
FR Hagerstown, LLC	Delaware	N/A
FR Randolph Drive, LLC	Virginia	N/A
FirstCal2 Industrial Property Manager, LLC	Delaware	N/A
FirstCal2 Leasing Manager	Delaware	N/A
FR Aberdeen, LLC	Delaware	N/A
FR Allendale	Delaware	N/A
FR Southgate Washington	Delaware	N/A
FR Lehigh, LLC	Delaware	N/A
New Ridge, LLC	Maryland	N/A

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